EXHIBIT 99.2

Letter to Shareholders from Patriot Scientific President and CEO Rick Goerner
Thursday April 10, 4:10 pm ET

CARLSBAD, Calif.--(BUSINESS WIRE)--Patriot Scientific Corp. (OTCBB:PTSC - News) today issued the following letter to all shareholders.

To all shareholders and supporters of Patriot Scientific, this is my second letter to the shareholders, a communication vehicle that I hope will become a valuable means to provide insight to you on topical issues and provide a uniform status report on activities at the company. Toward that end, I’d like to focus on three issues: Our Q3 earnings report, Patriot’s “blueprint” for future activities and shareholders’ feedback and concerns.

Q3 results

I will not, in the limited context of this letter, recount all the information contained in our April 9, 2008 earnings release, which fully reflects the financial results of all transactions announced prior to the end of January 2008. PDS-related licensing activities and results were generally improved from the year earlier quarter, with a strong cash position and PTSC’s public listing and share value, I am moving forward on our plan to use these resources to assess new opportunities for investment that should provide additional growth prospects for Patriot in the future.

Under the terms of our licensing agreements, all of our MMP™ portfolio license agreements are confidential and the individual terms of any agreement cannot be publicly disclosed. Each MMP™ portfolio licensing negotiation is unique with respect to the customer’s use of the MMP™ portfolio technology, as assessed by TPL (in explicit technical detail), the costs associated with pursuing the customer licenses and other considerations.

We continue to license new customers, as evidenced by new licenses closed in recent months.

Positioning Patriot for future growth

I trust you have seen the announcement that Paul Bibeau has joined the company in the role of Vice President, Business Development reporting to me. Paul has extensive electronic industry experience and joins us from a public company as well. Paul has hit the ground running in providing additional bandwidth to the company to help develop a template for assessing new investment and M&A activities for Patriot. We have begun exploratory dialogues with several technology companies.

The blueprint for Patriot’s pursuit of these opportunities can be summarized as follows:

•	Selective expansion of our IP portfolio, acquiring new IP that builds on our existing IP portfolio.

•
Minority investments, undertaken as a strategic investor, in certain early-revenue or technology ventures that, currently do not support a full acquisition decision, but that represent a technology or capability of interest to us. Patriot would gain market and technology insights from our participation in a potential “pre-M&A” investment scenario.

•
Aggressively pursue full M&A activities. We will steer the company toward the acquisition of operating businesses in the electronics sector focused on software, networking and/or wireless technologies. Patriot has public market access to attract certain private or foreign entities. We are not ruling out the consideration of an acquisition of another public entity either. Patriot’s strong cash position, public company posture and significant market capitalization value give us a very solid negotiating position, especially considering current market conditions and other companies’ limited access to cash.

While it is the last category that will consume the majority of our energies, Paul, Cliff and I have begun initial assessments of several different companies and IP portfolios representing opportunities to expand PTSC’s revenues in each of the above. We will keep you updated of progress as it occurs. When appropriate, Patriot will enlist the services of an investment banker.

Shareholders’ feedback and concerns

During the past month I have collected feedback from shareholders, received input from our investor relations and public relations groups and have had direct conversations with several shareholders to better understand the issues and concerns facing the company through your eyes. The vast majority of these issues seem to fall into four primary areas:

1. Shareholder communications and visibility of Patriot's activities

2. Requests for details regarding specific MMP(TM) portfolio licenses

3. The proposed Patent Reform legislation

4. How to increase the shareholder value of PTSC shares

Shareholder communications and visibility of Patriot’s activities

It is my intention, starting with these letters, to provide regular, concise and valuable information to our shareholders. The extent of the information will be, of course, subject to the disclosures that can be made by a public company under governing laws and corporate compliance oversight. I am working closely with our investor relations firm, Hawk Associates, to better understand their needs with respect to daily communications that come to them via letters and emails from shareholders. In the longer term, I will strive to create a quarterly mechanism to provide more direct access to management (possibly a quarterly conference call) before the next shareholders meeting in October of this year.

Requests for details regarding specific MMP™ portfolio licenses

Patriot cannot, and will not, disclose the details of individual license agreements on the MMP™ portfolio.

I understand that this remains a clear source of frustration with our shareholders.

The proposed Patent Reform legislation

We have fielded many questions regarding the pending Patent Reform Act (PRA) legislation. Patriot Scientific does not feel it is in the best interest of the industry to pass the proposed Patent Reform Act (PRA) legislation, and we continue to ask our shareholders to write to their lawmakers opposing this legislation. We believe that the impact of this legislation will hinder innovation in smaller companies and limit their competitiveness. As Patriot moves into the M&A arena, acquiring operating entities, this concern for IP protection will become a more prevalent concern. In summary, the currently proposed bills are on balance not favorable to Patriot. While it is my understanding that the current bills have not yet been scheduled for vote, and they could change in content before a final vote, we stand against their passing into law. I will keep you updated from time to time on the acts and their implication for our business and answer more of your questions regarding this legislation in my next letter.

How to increase the shareholder value of PTSC shares

It is my opinion, and the opinion of Patriot’s Board of Directors, that the mechanism to build long term and sustainable shareholder value for Patriot shareholders is through the deployment of our current, and future, cash flow into investments as discussed above. It is our objective to build a company with operating profitability and revenue growth in expanding markets to drive Patriot’s future market value. The criteria we have outlined for M&A will target revenue-producing companies at, or near, operating profitability in niche, growth markets. I expect that we will use a combination of cash, equity, and less likely debt to accomplish these objectives.

My objective is to close our first M&A transaction before calendar year-end. As a result, Patriot will continue to hold further dividend distributions, for the near term, and evaluate their applicability in future quarters. It is also our plan, at the time of a significant M&A transaction, to evaluate our ability to transfer our listing to a broader-followed, national exchange, compliant with their listing requirements.

I hope this letter has provided you with some additional insight into our future plans for Patriot Scientific and that I have answered some of your questions. I look forward to your comments and questions to help improve the quality of subsequent letters.

I am very excited about the opportunity to build on Patriot’s past successes and hope, that in the coming months, you will come to share that excitement with me as well.

Sincerely,
Rick Goerner
President and CEO
Patriot Scientific Corporation

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, seasonality and other risk factors detailed in the company's Securities and Exchange Commission filings.

Moore Microprocessor Patent (MMP) and Alliacense are trademarks of Technology Properties Limited (TPL). PTSC is a trademark of Patriot Scientific Corporation. All other trademarks belong to their respective owners.

Contact:
For Patriot Scientific, Carlsbad
Media Relations
The Hoffman Agency
John Radewagen, 408-975-3005 or 408-219-9199 (mobile)
jradewagen@hoffman.com
or
Investor Relations
Hawk Associates
Ken AuYeung or Frank Hawkins, 305-451-1888
patriot.scientific@hawkassociates.com
or
TPL / Alliacense
Shawn Clark, 408-446-4222
shawnc@tplgroup.net